                                                                       EXHIBIT 3

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of
                                      ---------
this 7th day of January, 2000 (the "Effective Date"), by and between TELENETICS
                                    --------------
CORPORATION, a California corporation with offices at 25111 Arctic Ocean, Lake Forest, California 92630 (the "Company"), and SAUNDERS & PARKER, INC., a Texas
                               -------
corporation with offices at the address set forth on the signature page hereof ("Consultant"), who may be collectively referred to as the "Parties."
  ----------                                                -------

                                R E C I T A L S
                                - - - - - - - -

     A. The Company, William C. Saunders and Terry S. Parker, who are the principals of Consultant (the "Principals"), and certain other individuals have
                               ----------
entered into a Stock Purchase Agreement of even date herewith (the "Stock
                                                                    -----
Purchase Agreement") pursuant to which the Company is purchasing all of the
------------------
outstanding capital stock of eflex Wireless, Inc., a Delaware corporation

("eflex").
  -----

     B. The parties acknowledge that Consultant currently acts as a consultant to eflex and has abilities and expertise that are unique and valuable to the Company and, in connection with the Stock Purchase Agreement, the Company desires to retain Consultant to provide certain consulting services for the Company, and Consultant is willing to provide the consulting services requested by the Company.

     C. The Company and Consultant have determined that such engagement of Consultant is mutually beneficial and should be subject to a mutually acceptable written agreement, and that the retention by eflex of the Consultant as a consultant is being terminated concurrently with the effectiveness of this Agreement.

                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing premises, the following mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, the Parties hereto agree, intending to be legally bound, as follows:

1.   Services To Be Performed By Consultant.
     --------------------------------------

     1.1  Scope and Nature of Services. Commencing on the Effective Date, the
          ----------------------------
Company agrees to engage Consultant, and Consultant agrees to offer Consultant's services to the Company, as a consultant. Consultant agrees to render Consultant's best business expertise, advice and services to the directors, executive officers, managers or employees of the Company as the Company may reasonably request concerning the business of the Company including, without limitation, the business of eflex. Consultant shall render such services at such locations as the Company, within its sole discretion, deems appropriate. This Agreement shall not be construed as obligating the Company to request any amount (or any specific amount) of consulting services from Consultant.

     1.2  Method of Performing Services. Consultant shall provide the consulting
          -----------------------------
services to the Company promptly upon request by the Company during the term of this Agreement, and it shall be the duty of Consultant in providing these consulting services to make periodic reports to the Company, from time to time, as the Company may deem appropriate.

     1.3  Place of Work. The consulting services described herein will be
          -------------
carried out at such reasonable locations as may be agreed upon by the Company and Consultant from time to time; provided, however, that no Principal shall be required by the Company to relocate his home in order to perform services hereunder. If the Company determines that it is in the best interest of the Company for the consulting services described herein to be carried out at the facilities of the Company, such services shall be performed at the facilities of the Company and the Company shall provide Consultant with such entry and access to the facilities of the Company (during normal business hours, unless otherwise authorized by the Company) to the extent necessary to allow Consultant to perform Consultant's obligations under this Agreement. Except as provided above, it will be the responsibility of the Consultant to obtain adequate work and administrative space at Consultant's expense.

2.   Term and Termination.
     --------------------

     2.1  Term. The term of this Agreement (the "Term") shall commence on the
          ----                                   ----
Effective Date and shall continue for a period of five years unless terminated earlier pursuant to the terms of this Agreement. This Agreement may be terminated by the Company for Good Cause (as defined below) effective upon delivery of written notice to Consultant given at any time. "Good Cause" shall
                                                             ----------
exist if:

          (a) A Principal is convicted of a felony, or a misdemeanor constituting moral turpitude;

          (b) A Principal in bad faith commits any act (including, but not limited to, any act that would constitute fraud, misappropriation, dishonesty, or embezzlement) or in bad faith omits to take any action to the material detriment of the Company or any of its affiliates;

          (c) A Principal intentionally commits during the Term of this Agreement any act of material misconduct (including, but not limited to, sexual harassment, racial vilification, or unlawful discrimination);

          (d) Consultant fails or refuses to perform consulting duties assigned to Consultant by the Company and fails to correct such breach within five days after notice is given to Consultant by the Company of such breach;

          (e) Consultant becomes unable fully to discharge its duties hereunder for a period of more than 30 consecutive days or more than 45 days within any two-month period;

          (f) In the opinion of a medical doctor retained by the Company, after a physical examination and reasonable diagnostic procedures, a Principal is found to be addicted to any drug, including alcohol;

          (g) Consultant breaches any term of this Agreement and fails to correct such breach within five days after notice is given to Consultant by the Company of such breach; or

          (h) Consultant attempts to resign in anticipation of discharge for any reason mentioned in Section 2.1(a) through Section 2.1(g), or the Company
                         --------------         --------------
     accepts Consultant's resignation in lieu of making a termination for any reason mentioned in Section 2.1(a) through Section 2.1(g).
                         --------------         --------------

     2.2  Effect of Termination. Consultant agrees that in connection with the
          ---------------------
termination of this Agreement for any reason, except as set forth in Section
                                                                     -------
2.3, Consultant shall only be entitled to receive the pro rata share of the
---
consulting fee earned prior to the termination in accordance with Section 3.1,
                                                                  -----------
plus reimbursement in accordance with Sections 3.3 and 3.4 for materials and
                                      --------------------
travel expenses incurred prior to the termination. Such payments described in this Section 2.2 and in Section 2.3, if applicable, shall be the exclusive and
     -----------        -----------
sole remedy of Consultant for any termination of this Agreement, and Consultant covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of this Agreement.

     2.3  Early Termination. Consultant may terminate this Agreement by delivery
          -----------------
of written notice to the Company if the Company breaches any term of this Agreement and fails to correct such breach within thirty days after notice of such breach is received by the Company from Consultant. In the event of such termination, the Company shall pay to Consultant as liquidated damages the consulting fee for the period commencing on the day following the date of termination and ending on the date the Term otherwise would have expired pursuant to Section 2.1, at such intervals and otherwise in such manner as such
            -----------
consulting fee would have been paid if Consultant would have remained in the active service of the Company.

3.  Consideration and Payments.
    --------------------------

    In consideration of the consulting services to be provided by Consultant pursuant to this Agreement:

     3.1  Consulting Fee. The Company shall pay Consultant a consulting fee of
          --------------
$4,166.67 per month, which consulting fee shall be increased to $8,333.33 per month for each month of the Term following the month in which the Company receives at least $2,500,000 in gross proceeds from the sale of equity securities of the Company for the account of the Company. The consulting fee shall be payable in advance in monthly installments commencing on January 15, 2000 and shall be prorated for any partial month occurring during the Term of this Agreement.

     3.2  Options. Concurrently with the execution of this Agreement, Consultant
          -------
shall receive an option to purchase shares of Common Stock of the Company, a copy of which options shall be attached hereto as Exhibit A and incorporated
                                                  ---------
herein by reference.

     3.3  Cost of Materials. If Consultant shall reasonably determine that
          -----------------
Consultant will be unable to perform the consulting services under this Agreement without procuring certain materials with an aggregate cost exceeding $100, Consultant shall promptly notify the Company in writing of its need to procure such materials and the date by which such materials must be received by Consultant. Upon receipt of such notice from Consultant, the Company shall thereafter have the option to either procure the materials itself or, in the alternative, authorize Consultant to procure the materials directly. If the Company should elect to authorize Consultant to procure the materials directly, it shall notify Consultant of such election, and the Company agrees to reimburse Consultant within 10 business days of its receipt of a separate invoice from Consultant for Consultant' actual cost of the materials as authorized by the Company.

     3.4  Travel Expenses. Upon submission of a separate monthly invoice, the
          ---------------
Company shall also reimburse Consultant for all travel-related expenses reasonably incurred by Consultant in connection with this Agreement, including without limitation, air fare, hotel and rental car expenditures. The Company agrees to pay the amounts due under this Section 3.4 on or before the 30th day
                                         -----------
of the month following the month of submission of such invoice.

4.   Nondisclosure and Confidentiality.
     ---------------------------------

     In the course of Consultant providing the consulting services under this Agreement, Consultant will have access to the Company's trade secrets, proprietary information and confidential information, the use, application or disclosure of any of which will cause substantial and possible irreparable damage to the business and asset value of the Company. Accordingly, Consultant accepts and agrees to be bound by the following provisions:

     4.1  Definitions. For the purposes of this Agreement, the following
          -----------
definitions apply:

          (a) "Trade Secrets" shall specifically include, but are not limited
               -------------
     to, the Company's plans, customer lists, compilations, program devices, formulas, designs, ideas, concepts, prototypes, drawings, methods, techniques, systems, processes, procedures, computer software, programs or codes, whether tangible or intangible, and whether or how stored, compiled or memorialized physically, electronically, graphically, photographically or in writing (including, without limitation, source and object codes, flow charts, algorithms, coding sheets, doctrines, subroutines, compilers, assemblers, design concepts and related documentation and manuals), discoveries, hardware, machines and devices whether patentable or not, including, without limitation, the nature and results of technical and nontechnical research and development activities, "know-how," schematics, parts lists and specifications. Trade Secrets also includes any information described above which the Company treats as proprietary or designates as a Trade Secret, whether or not owned or developed by the Company or Consultant. Trade Secrets also include any information described in this paragraph (a) which the Company obtains from another party which the Company treats as proprietary or designates as Trade Secrets, whether or not owned or developed by the Company.

          (b) "Confidential Information" shall mean any data, materials or
               ------------------------
     information, other than Trade Secrets, that is of value to the Company and is not generally known to competitors of the Company. Confidential Information shall include, but not be limited to, the identity of various suppliers, information about the Company's executives and employees, financial information, business and marketing plans, marketing techniques, price lists, pricing policies and the Company's business methods. Confidential Information also includes any information described above which the Company obtains from a third party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned by or developed by the Company.

     Anything in this Agreement to the contrary notwithstanding, Trade Secrets and Confidential Information shall not include information which is (i) lawfully disclosed to Consultant by a third party unrelated to the Company, (ii) generally known in the telemetry services industry other than by the unauthorized actions of Consultant, or (iii) in the public domain other than by the unauthorized actions of Consultant.

     4.2  Proprietary Information. Consultant hereby acknowledges that all Trade
          -----------------------
Secrets and Confidential Information are the exclusive property of the Company. Specifically, Consultant acknowledges and agrees that all Trade Secrets and Confidential Information which Consultant has developed, or in which Consultant has participated in the development, while engaged by the Company or, which Consultant participates in the development in the future during the term of its engagement by the Company shall be the exclusive property of the Company and Consultant shall have no ownership interest therein. Consultant further agrees that it will not, directly or indirectly, incorporate any Trade Secrets or Confidential Information, or any part thereof, into any system, product, service or other item later designed or prepared by Consultant for any party or parties other than the Company.

     4.3  Prohibition on Use of Trade Secrets. Consultant shall not, directly or
          -----------------------------------
indirectly, in any manner or form use, disclose, provide or otherwise make available in any manner in whole or in part any Trade Secrets during the period Consultant has access to the Trade Secrets and thereafter, other than to the Company's employees in the scope of their employment, or to other consultants performing services for the Company in connection with the consulting services performed by Consultant hereunder.

     4.4  Prohibition on Use of Confidential Information. Consultant shall not,
          ----------------------------------------------
directly or indirectly, in any manner or form use, disclose, provide or otherwise make available in any manner in whole or in part any Confidential Information during the period Consultant has access to the Confidential Information and thereafter, other than to the Company's employees in the scope of their employment, or to other consultants performing services for the Company in connection with the consulting services performed by Consultant hereunder.

     4.5  Noncompetition and Nonsolicitation. Consultant expressly promises and
          ----------------------------------
agrees that Consultant will fully comply with the covenants and provisions contained in Section 7 of the Stock Purchase Agreement, which provisions are
             ---------
incorporated herein by reference, as if such provisions were set forth in full herein.

     4.6  Prohibition on Reproduction. Consultant shall have no right to print
          ---------------------------
or copy, directly or indirectly, in whole or in part, any Trade Secrets or Confidential Information or any documentation pertaining thereto, except as required to perform Consultant's responsibilities hereunder.

     4.7  Protective Measures. Consultant shall take all necessary and
          -------------------
appropriate action, whether by instruction, agreement or otherwise to ensure the protection, confidentiality and security of the Trade Secrets and Confidential Information and to satisfy Consultant's obligations under this Agreement. The standard of care which Consultant shall employ shall conform at least to industry standards and shall be adequate to ensure the protection, confidentiality and security of the Trade Secrets and Confidential Information. Consultant agrees that Consultant's obligations with respect to the confidentiality and security of all materials disclosed to Consultant under the terms of this Agreement shall survive the termination of this or any agreement or relationship between the Company and Consultant or the performance of consulting services by Consultant on behalf of the Company.

     4.8  Return of Materials. All notes, data, reference materials, sketches,
          -------------------
disks, memoranda, tapes, manuals, files, documentation and records contained in any medium (written document, electronic or otherwise) in any way relating to any of the Trade Secrets or Confidential Information or the Company's business shall belong exclusively to the Company and Consultant agrees to turn over to the Company all copies of such materials in its possession at the request of the Company or, in the absence of such a request, upon the termination of Consultant's consulting services for the Company within three business days of such termination. Consultant further agrees, upon request by the Company, to promptly remove from Consultant's possession and dominion and return to the Company or positively destroy any software programs or data entered into Consultant's computer or libraries pertaining to the Trade Secrets and Confidential Information.

5.   Intentionally Omitted.
     ---------------------

6.   Employees and Agents of Consultant.
     ----------------------------------

     Except as otherwise approved by the Company in writing, Consultant shall provide the Company with ten days' advance notice prior to employing or retaining any employee, subcontractor, or agent (other than the Principals) to assist with or contribute to Consultant's duties, obligation or performance hereunder. The Company reserves the right to approve or reject any such employee, contractor or agent, such approval not to be unreasonably withheld. Consultant agrees that it shall have and maintain, for so long as this Agreement is in effect, written agreements with all employees, subcontractors or agents engaged by Consultant who assist with or contribute to Consultant's duties, obligations or performance hereunder. Such written agreements shall contain provisions sufficient to establish the rights and benefits contemplated by, and to assure compliance with this Agreement, including, but not limited to, the provisions of Sections 4 and 5, above. Consultant shall furnish the Company with
              ----------------
copies of such written agreements and shall cause such subcontractors, employees and agents to execute and deliver such further certificates, acknowledgments, waivers and assignments as may be appropriate to give effect to the foregoing.

7.   Applicability to Prior Dealings.
     -------------------------------

     Consultant hereby acknowledges that Consultant and Consultant's employees and agents may have had access to Trade Secrets and Confidential Information prior to the effective date of this Agreement. Consultant hereby agrees that any Trade Secrets and Confidential Information Consultant and Consultant's employees and agents may have acquired prior to the effective date of this Agreement shall be subject to the terms and conditions of Sections 4 and 5 above, and that Consultant shall cause each of
              ----------------
Consultant's employees and agents to treat such Trade Secrets and Confidential Information accordingly.

8.   Survival of Obligations Beyond Termination.
     ------------------------------------------

     The obligations of Consultant under Sections 4 through 7 and the warranties
                                         --------------------
and remedies under Sections 9 through 12 shall not terminate upon the
                   ---------------------
termination of this Agreement, but, rather, shall continue in effect thereafter.

9.   Injunctive Relief.
     -----------------

     Consultant hereby acknowledges and agrees that any violations of Sections
                                                                      --------
4, 5, 6 and 7 will cause damage to the Company in an amount or amounts difficult
-------------
to ascertain and any remedies at law for such damages will be inadequate. Accordingly, in addition to any other relief to which the Company may be entitled at law or in equity, the Company shall be entitled to temporary and/or permanent injunctive or other equitable relief from any such breach or threatened breach by Consultant without proof of actual damages that have been or may be caused to the Company by such breach or threatened breach.

10.  Warranty.
     --------

     10.1 Express Warranties. As of the date hereof and as of all dates prior to
          ------------------
the expiration of this Agreement, Consultant warrants and represents to the Company the following:

          10.1.1  Disclosure by Consultant. Consultant hereby acknowledges that
                  ------------------------
     the Company does not wish to receive from Consultant any information not owned by the Company which may be considered confidential or proprietary to Consultant or to any third party. Any information or materials disclosed or to be disclosed by Consultant to the Company is not confidential or proprietary to Consultant or to any third party. Accordingly, no obligation of any kind is assumed by or to be implied against the Company by virtue of this Agreement or the relationship between the Parties hereunder or with respect to any information received (in whatever form or whenever received) from Consultant relating to the subject matter hereof, and the Company will be free to reproduce and to use and disclose to others such information without limitation. Neither this Agreement nor the relationship between the Parties, will impair the right of the Company to develop, make, use, procure, or market products or services now or in the future which may be competitive with those offered by Consultant, nor require the Company to disclose any planning or other information to Consultant. Consultant covenants and agrees not to incorporate into any work performed or created hereunder any material owned or copyrighted or confidential to any third party.

          10.1.2  Authority. Consultant has the authority to enter into this
                  ---------
     Agreement. The execution of this Agreement by Consultant and the performance of the services contemplated hereunder do not (and will not) violate any other agreement, policy or order to which Consultant is subject.

     10.2 Breach of Warranty. If Consultant is in breach of any warranty or
          ------------------
representation under this Agreement, the Company shall have all rights and remedies available to it in law and in equity.

11.  Status As Independent Contractor.
     --------------------------------

     The Parties are entering into this Agreement as independent contractors and no employment relationship, partnership, joint venture or other association shall be deemed created by this Agreement.

     11.1 Taxes. The Company shall pay Consultant directly, without payroll
          -----
deductions of any kind whatsoever, all monies which may become due and payable hereunder, as, when, and to the extent those payments become payable. Consultant shall have the entire responsibility to discharge all the obligations under federal, state or local laws, regulations or orders now or hereafter in effect, relating to taxes, unemployment compensation or insurance (including, but not limited to, the Unemployment Insurance Code of the State of California), social security, worker's compensation, disability pensions and tax withholdings (collectively, "Tax Obligations"). Consultant shall fully indemnify the Company
                ---------------
from and against all liabilities, obligations, damages, assessments, penalties, interest, costs (including, without limitation, any attorneys' fees) and other expenses incurred by the Company resulting from Consultant's failure to properly discharge its Tax Obligations or otherwise arising out of or related to the engagement of Consultant by the Company pursuant to this Agreement.

     11.2 Authority. Consultant is not authorized to bind the Company or to
          ---------
incur any obligation or liability on behalf of the Company except as expressly authorized by the Company in writing.

     11.3 Benefits. Consultant acknowledges that the Company shall not be
          --------
providing health insurance, retirement plan contributions, workers' compensation or other benefits to Consultant and/or Consultant's employees, if any, and Consultant shall be solely responsible for obtaining and/or providing such benefits.

     11.4 Methods. Except as otherwise provided herein, Consultant shall be free
          -------
to pursue whatever means Consultant chooses in performing the services described herein. The Company recognizes that this is not an exclusive agreement and the Consultant may perform services for other parties.

     11.5 Training. Consultant shall be responsible for providing, at
          --------
Consultant's expense, any training or continuing education required by Consultant and/or Consultant's employees, if any, unless such training or continuing education is specifically requested by the Company. If the Company requests Consultant and/or Consultant's employees to obtain specific training or continuing education, the Company shall be responsible for the expense of such training and/or continuing education.

12.  General Provisions.
     ------------------

     12.1 Attorneys' Fees and Costs. In any suit, action or proceeding
          -------------------------
(including arbitration) arising out of or related to the Agreement or the transactions contemplated hereby, including any appeals (an "Action"), the non-
                                                             ------
prevailing party in that Action shall pay to the prevailing party a reasonable sum for ordinary and necessary attorneys', paralegals', accountants' and experts' fees and costs incurred in connection with prosecuting or defending the Action and/or enforcing any judgment, order, ruling, or award (collectively, a "Decision") granted therein, in addition to any damages and costs which the
 --------
prevailing party otherwise would be entitled. Any Decision entered in the Action shall contain a specific provision providing for the recovery of reasonable attorneys', paralegals', accountants' and experts' fees and costs incurred in enforcing the Decision. The court or arbitrator may fix the amount of reasonable attorneys', paralegals', accountants' and experts' fees and costs on the request of either party. For the purposes of this Section 12.1, all attorneys',
                                          ------------
paralegals', accountants' and experts' fees and costs shall include, but not be limited to, fees and costs incurred in the following: (i) postjudgment motions and collection actions; (ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examinations; (iv) discovery; and (v) bankruptcy.

     12.2 Notices. All notices, demands or other communications which are
          -------
required or are permitted to be given in this Agreement shall be in writing and shall be deemed to have been sufficiently given (i) upon personal delivery, (ii) the third business day following due deposit in the United States mail, postage prepaid, and sent certified mail, return receipt requested, correctly addressed or (iii) when receipt is acknowledged if sent via facsimile transmission as follows: If to the Company, to the address set forth in the introductory paragraph of this Agreement. If to Consultant, to the address set forth below Consultant's signature at the end of this Agreement. If notice is sent to the Company, a copy shall be sent to:

                         Larry A. Cerutti, Esq.
                         Rutan & Tucker, LLP
                         611 Anton Boulevard, 14th Floor
                         Costa Mesa, California 92626
                         Telephone: (714) 641-5100
                         Facsimile: (714) 546-9035

If notice is sent to Consultant, a copy shall be sent to:

                         Sally A. Schreiber, Esq.
                         Munsch Hardt Kopf & Harr, P.C.
                         4000 Fountain Place
                         1445 Ross Avenue
                         Dallas, Texas  75202
                         Telephone: (214) 855-7598
                         Facsimile: (214) 978-4323

     Either party may give written notice of a change of address by certified mail, return receipt requested, and after notice of such change has been received, any notice shall be given to such party in the manner above described at such new address.

     12.3 Execution in Counterparts. This Agreement may be executed in any
          -------------------------
number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     12.4 Waiver and Amendment. This Agreement may be amended, supplemented,
          --------------------
modified and/or rescinded only through an express written instrument signed by both Parties or their respective successors and assigns. Either party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future.

     12.5 Severability. Each provision of this Agreement is intended to be
          ------------
severable. If any covenant, condition or other provision contained in this Agreement is held to be invalid, void or illegal by any court of competent jurisdiction, such provision shall be deemed severable from the remainder of this Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision contained in this Agreement. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

     12.6 Governing Law. All matters relating to or arising out of this
          -------------
Agreement, whether in contract, tort or otherwise, shall be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws. The Parties hereby consent, in any dispute, action, litigation, arbitration or other proceeding concerning this Agreement, to the jurisdiction of the state or federal courts of California, with the County of Orange being the sole venue for the bringing of the action or proceeding.

     12.7 Assignability. Because the Company has agreed to retain the services
          -------------
of Consultant based on an investigation of Consultant's capabilities, the importance of Consultant's services to the ongoing business of the Company and the personal relationship that has evolved between the Parties, neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process or otherwise), in whole or in part, by Consultant without the prior written consent of the Company. Any attempt at such an assignment without such consent shall be void and, at the option of the Company, shall be an incurable breach of this Agreement resulting in the immediate termination of this Agreement.

     12.8 Interpretation. The language in all parts of this Agreement shall be
          --------------
in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the Sections and Subsections of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

     12.9  Integration. This Agreement, together with the exhibits and schedules
           -----------
hereto, incorporate the entire understanding of the parties with respect to the subject matter hereof and supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings, and understandings. In addition, the parties expressly agree that this Agreement supersedes and replaces the Consulting Agreement dated as of June 1, 1999 between Consultant and eflex, as successor to Residential Utility Meter Service's, Inc., a Florida corporation (the "eflex Consulting Agreement"), and that the eflex Consulting
                  --------------------------
Agreement is of no further force or effect.

     12.10 Survivability. All covenants, agreements, representations and
           -------------
warranties made by the Consultant shall survive the termination of this Agreement.

     12.11 Further Assurances. In addition to the documents and instruments to
           ------------------
be delivered as provided in this Agreement, each of the Parties shall, from time to time at the request of the other party, execute and deliver to the other party such other documents and shall take such other action as may be necessary or proper to more effectively carry out the terms of this Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first set forth above.

                                    TELENETICS CORPORATION,
                                    a California corporation


                                    By:
                                       -----------------------------------------
                                            Michael A. Armani, President

                                    SAUNDERS & PARKER, INC.,
                                    a Texas corporation

                                    By:
                                       -----------------------------------------
                                       William C. Saunders
                                       Its:
                                           -------------------------------------

                                    By:
                                       -----------------------------------------
                                       Terry S. Parker
                                       Its:
                                           -------------------------------------


                                       -----------------------------------------
                                       Street Address

                                       -----------------------------------------
                                       City, State, Zip Code

                                       -----------------------------------------
                                       Business Telephone Number

                                       -----------------------------------------
                                       Business Facsimile Number

                                       -----------------------------------------
                                       Social Security or Federal Tax
                                       Identification Number

                                   EXHIBIT A
                                   ---------

                        Copy of Stock Option Agreement

                                      13